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                                                                    EXHIBIT 23.6

       CONSENT OF JAMES R. MILLER AND BROOKSTREET SECURITIES CORPORATION

     We consent to the use in this Registration Statement of Eldorado Bancorp on Form S-4 of our fairness opinion dated May 16, 1995, appearing in the Prospectus/Joint Proxy Statement, which is part of this Registration Statement.

     We also consent to the references to James R. Miller and Brookstreet Securities Corporation in such Prospectus/Joint Proxy Statement.

                                          Brookstreet Securities Corporation

                                          JAMES R. MILLER

July 20, 1995